UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2013
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 29, 2013, the stockholders of Chevron Corporation (“Chevron”) approved the amended and restated Long-Term Incentive Plan of Chevron Corporation (“New LTIP”). The New LTIP had been previously approved by the Chevron Board of Directors on March 27, 2013 to be effective immediately upon approval by the Chevron stockholders. The LTIP amends and restates the Long-Term Incentive Plan of Chevron Corporation that was approved by the Chevron Board effective January 28, 2004 and approved by the Chevron stockholders at the 2004 Chevron annual meeting of stockholders and most recently amended and restated on January 1, 2009 (“Old LTIP”). By approving the New LTIP, stockholders also approved the material terms of the performance goals for performance-based awards under the New LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The New LTIP provides for the following material changes to the Old LTIP: (a) increases the number of shares of Chevron common stock issuable under the plan by 100,000,000 shares; and (b) extends the term of the Old LTIP, which was set to expire on January 28, 2014, to ten years from the May 29, 2013 effective date of the New LTIP. A description of the material terms and conditions of the New LTIP are included on pages 60 through 69 of Chevron's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2013 (the “2013 Proxy Statement”), which description is incorporated herein by reference. That description and the other information relating to the New LTIP included herein are qualified in their entirety by reference to the actual terms of the New LTIP, which is attached as Appendix B to the 2013 Proxy Statement and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The 2013 Annual Meeting of Stockholders of Chevron was held on May 29, 2013.

(b) Chevron stockholders voted on the matters, with the final voting results, set forth below.

1.	The nominees for election to the Chevron Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
L.F. Deily	1,315,352,336	14,183,262	4,867,330	300,583,987
R.E. Denham	1,173,933,768	155,267,001	5,202,159	300,583,987
A.P. Gast	1,314,481,137	14,915,267	5,006,524	300,583,987
E. Hernandez	1,300,202,900	28,370,579	5,829,449	300,583,987
G.L. Kirkland	1,317,594,017	12,531,916	4,276,995	300,583,987
C.W. Moorman	1,311,593,912	17,604,211	5,204,805	300,583,987
K.W. Sharer	1,311,864,113	17,523,900	5,014,915	300,583,987
J.G. Stumpf	1,293,592,857	35,676,036	5,134,035	300,583,987
R.D. Sugar	1,316,380,063	12,980,374	5,042,491	300,583,987
C. Ware	1,307,450,857	21,729,748	5,222,323	300,583,987
J.S. Watson	1,275,892,394	49,151,006	9,359,528	300,583,987

2.
The Chevron Board of Directors' proposal to ratify the appointment of PricewaterhouseCoopers LLP as Chevron's independent registered public accounting firm for 2013 was approved based on the following votes:

Votes for	1,614,329,009	99.0%
Votes against	16,316,170	1.0%
Abstentions	4,341,736
Broker non-votes	Brokers were permitted to cast stockholder non-votes (i.e., uninstructed shares) at their discretion on this proposal item and such non-votes are reflected in the votes for or against or abstentions.

3.	The Chevron Board of Directors' proposal for stockholders to approve, on an advisory basis, the compensation of Chevron's named executive officers was approved based on the following votes:

Votes for	1,248,774,216	94.5%
Votes against	72,692,262	5.5%
Abstentions	12,936,450
Broker non-votes	300,583,987

4.
The Chevron Board of Directors' proposal for stockholders to approve the New LTIP and the material terms of the performance goals for performance-based awards under the New LTIP was approved based on the following votes:

Votes for	1,211,015,813	91.4%
Votes against	114,066,022	8.6%
Abstentions	9,321,093
Broker non-votes	300,583,987

5.	The stockholder proposal for a report on shale energy operations was not approved based on the following votes:

Votes for	359,727,225	30.2%
Votes against	831,278,398	69.8%
Abstentions	143,396,305
Broker non-votes	300,583,987

6.	The stockholder proposal for a report on offshore oil wells was not approved based on the following votes:

Votes for	89,289,696	7.3%
Votes against	1,142,137,477	92.7%
Abstentions	102,975,755
Broker non-votes	300,583,987

7.	The stockholder proposal for a report on climate risk was not approved based on the following votes:

Votes for	93,334,321	7.6%
Votes against	1,139,785,938	92.4%
Abstentions	101,282,669
Broker non-votes	300,583,987

8.	The stockholder proposal for a report on lobbying was not approved based on the following votes:

Votes for	306,987,829	24.4%
Votes against	953,566,499	75.6%
Abstentions	73,848,600
Broker non-votes	300,583,987

9.	The stockholder proposal regarding cessation of use of corporate funds for political purposes was not approved based on the following votes:

Votes for	43,055,849	3.4%
Votes against	1,231,354,804	96.6%
Abstentions	59,992,275
Broker non-votes	300,583,987

10.	The stockholder proposal regarding cumulative voting was not approved based on the following votes:

Votes for	353,254,277	26.7%
Votes against	968,214,981	73.3%
Abstentions	12,933,670
Broker non-votes	300,583,987

11.	The stockholder proposal regarding special meetings was not approved based on the following votes:

Votes for	431,489,503	32.6%
Votes against	891,122,919	67.4%
Abstentions	11,790,506
Broker non-votes	300,583,987

12.	The stockholder proposal regarding an independent director with environmental expertise was not approved based on the following votes:

Votes for	278,956,236	21.7%
Votes against	1,006,740,055	78.3%
Abstentions	48,706,637
Broker non-votes	300,583,987

13.	The stockholder proposal for a report on country selection guidelines was not approved based on the following votes:

Votes for	273,427,869	22.0%
Votes against	968,659,539	78.0%
Abstentions	92,315,520
Broker non-votes	300,583,987

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: June 4, 2013	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance